                                  SCHEDULE 14A
                                 (Rule 14a-101)
                     INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION

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        RULE 14A-6(E)(2))

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                           AMBAC FINANCIAL GROUP, INC.
 ................................................................................
                (Name of Registrant as Specified In Its Charter)


 ................................................................................
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)



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Notes:

Reg. (S) 240.14a-101

SEC 1913 (3-99)

                                 AMBAC FINANCIAL GROUP, INC.

[LOGO] Ambac                     NOTICE OF
                                 2001 ANNUAL MEETING
                                 OF STOCKHOLDERS
                                 AND
                                 PROXY STATEMENT

                                 Meeting Date:

                                 Tuesday, May 1, 2001
                                 at 11:30 A.M. (local time)

                                 Meeting Place:

                                 Ambac Financial Group, Inc.
                                 One State Street Plaza
                                 New York, New York 10004

                                                          AMBAC FINANCIAL
                                                          GROUP, INC.
                                                          One State Street
                                                          Plaza
                                                          New York, NY 10004
                                                          212.668.0340

                                                          PHILLIP B. LASSITER
                                                          Chairman and
                                                          Chief Executive
                                                          Officer

                         March 28, 2001

[LOGO] Ambac
                         Dear Stockholders:

                         It is my pleasure to invite you to Ambac's 2001 Annual Meeting of Stockholders.

                         We will hold the meeting on Tuesday, May 1, 2001, at 11:30 a.m. at our executive offices in New York City. In addition to the formal items of business, I will review the major developments of 2000 and answer your questions.

                         This booklet includes the Notice of Annual Meeting and the Proxy Statement. The Proxy Statement describes the business that we will conduct at the meeting.

                         Your vote is important. Whether you plan to attend the meeting or not, please complete, sign and return the enclosed proxy card in the envelope provided. If you attend the meeting you may vote in person, even if you previously submitted your proxy.
                         We look forward to seeing you at the meeting.

                         Sincerely,

                         /s/ Phillip B. Lassiter

                                                          AMBAC FINANCIAL
                                                          GROUP, INC.
                                                          One State Street
                                                          Plaza
                                                          New York, NY 10004
                                                          212.668.0340

                         NOTICE OF 2001 ANNUAL MEETING OF STOCKHOLDERS

                         March 28, 2001

[LOGO] Ambac
                         Dear Stockholders:

                         We will hold the 2001 Annual Meeting of Stockholders on Tuesday, May 1, 2001 at 11:30 a.m. (local time) at our executive offices at One State Street Plaza in New York City. At our Annual Meeting, we will ask you to:

                         .   Elect seven directors;

                         . Ratify the selection of KPMG LLP as independent auditors for 2001; and

                         . Consider any other business that is properly presented at the Annual Meeting.

                         You may vote at the Annual Meeting if you were an Ambac stockholder at the close of business on March 14, 2001.

                         Along with the attached Proxy Statement, we are also sending you the Ambac 2000 Annual Report, which includes our financial statements.

                         /s/ Anne G.Gill
                         Anne G. Gill
                         First Vice President, Corporate Secretary
                         and Assistant General Counsel

                               TABLE OF CONTENTS

INFORMATION ABOUT THE ANNUAL MEETING AND VOTING.........................................  1

   Why Did You Send Me this Proxy Statement?............................................  1
   How Many Votes Do I Have?............................................................  1
   How Do I Vote by Proxy?..............................................................  1
   May I Vote by Telephone or Via the Internet?.........................................  2
   May I Revoke My Proxy?...............................................................  2
   How Do I Vote in Person?.............................................................  2
   How Do Employees in the Ambac Stock Fund Vote?.......................................  3
   What Votes Do We Need to be Present to Hold the Annual Meeting?......................  3
   What Vote Is Required to Approve Each Proposal?......................................  3
   What Is the Effect of Broker Non-Votes?..............................................  3
   Is Voting Confidential?..............................................................  4
   What Are the Costs of Soliciting these Proxies?......................................  4
   How Do I Obtain an Annual Report on Form 10-K?.......................................  4
   Where Can I Find the Voting Results?.................................................  4
   Whom Should I Call If I Have Any Questions?..........................................  4

INFORMATION ABOUT AMBAC COMMON STOCK OWNERSHIP..........................................  5

   Which Stockholders own at least 5% of Ambac?.........................................  5
   How Much Stock is Owned By Directors and Executive Officers?.........................  6
   Did Ambac Insiders Comply with Section 16(a) Beneficial Ownership Reporting in 2000?.  7

INFORMATION ABOUT DIRECTORS.............................................................  8

   The Board of Directors...............................................................  8
   The Committees of the Board..........................................................  8
   How We Compensate Directors..........................................................  9

THE AUDIT COMMITTEE REPORT.............................................................. 11

INFORMATION ABOUT THE EXECUTIVE OFFICERS................................................ 12

   The Executive Officers............................................................... 12
   How We Compensate Executive Officers................................................. 14
   The Pension Plan..................................................................... 16
   Employment Agreement with the Chief Executive Officer................................ 18
   Management Retention Agreements with Executive Officers.............................. 20
   Definitions.......................................................................... 20

REPORT ON EXECUTIVE COMPENSATION FOR 2000 BY THE COMPENSATION AND
  ORGANIZATION COMMITTEE................................................................ 22

   What is Our Executive Compensation Philosophy?....................................... 22
   What is Our Position on Maximizing the Deductibility of Executive Compensation?...... 22
   What are the Elements of Executive Compensation?..................................... 23
   How Did We Determine Base Salaries for 2000?......................................... 23
   How Did We Determine Bonuses for 2000?............................................... 24
   What Were the Long-Term Incentive Awards in 2000?.................................... 25

PERFORMANCE GRAPH....................................................................... 27

DISCUSSION OF PROPOSALS RECOMMENDED BY THE BOARD........................................ 28

   Proposal 1: Elect Seven Directors.................................................... 28
   Proposal 2: Ratify Selection of KPMG LLP as Independent Auditors for 2001............ 30

INFORMATION ABOUT STOCKHOLDER PROPOSALS................................................. 31

              PROXY STATEMENT FOR THE AMBAC FINANCIAL GROUP, INC.
                      2001 ANNUAL MEETING OF STOCKHOLDERS

                INFORMATION ABOUT THE ANNUAL MEETING AND VOTING

WHY DID YOU SEND ME THIS PROXY STATEMENT?

    We sent you this Proxy Statement and the enclosed proxy card because Ambac's Board of Directors is soliciting your proxy to vote at the 2001 Annual Meeting of Stockholders.

    This Proxy Statement summarizes the information you need to vote at the Annual Meeting. You do not need to attend the Annual Meeting to vote your shares. You may simply complete, sign and return the enclosed proxy card.

    We will begin mailing this Proxy Statement on March 28, 2001 to all stockholders entitled to vote. If you owned Ambac common stock at the close of business on March 14, 2001, you are entitled to vote. On that date, there were 105,652,028 shares of Ambac common stock outstanding. Ambac common stock is our only class of voting stock.

HOW MANY VOTES DO I HAVE?

    You have one vote for each share of Ambac common stock that you owned at the close of business on March 14, 2001. The proxy card indicates the number.

HOW DO I VOTE BY PROXY?

    If you properly fill in your proxy card and send it to us in time to vote, your "proxy" (one of the individuals named on your proxy card) will vote your shares as you have directed. If you sign the proxy card but do not make specific choices, your proxy will vote your shares as recommended by the Board:

    .  "FOR" Proposal 1 (Elect Seven Directors); and

    . "FOR" Proposal 2 (Ratify Selection of KPMG LLP as Independent Auditors for 2001).

    If any other matter is presented, your proxy will vote in accordance with his or her best judgment. At the time we began printing this Proxy Statement, we knew of no matters that needed to be acted on at the Annual Meeting, other than those discussed in this Proxy Statement.

      Whether you plan to attend the Annual Meeting or not, we urge you to complete, sign and date the enclosed proxy card and to return it promptly in the envelope provided. Returning the proxy card will not affect your right to attend the Annual Meeting and vote.

MAY I VOTE BY TELEPHONE OR VIA THE INTERNET?

    Yes. Instead of submitting your vote by mail on the enclosed proxy card, you may be able to vote via the Internet or by telephone. Please note that there are separate Internet and telephone arrangements depending on whether you are a registered stockholder (that is, if you hold your stock in your own name), or whether you hold your shares in "street name" (that is, if your stock is held in the name of your broker or bank).

    If you are a registered stockholder, you may vote by telephone, or electronically through the Internet, by following the instructions provided on your proxy card.

    If your shares are held in "street name", you may need to contact your bank or broker to determine whether you will be able to vote by telephone or electronically.

    The telephone and Internet voting procedures are designed to authenticate stockholders' identities, to allow stockholders to give their voting instructions and to confirm that stockholders' instructions have been recorded properly. If you vote via the Internet, you may incur costs, such as usage charges from Internet access providers and telephone companies. You will be responsible for those costs.

MAY I REVOKE MY PROXY?

    Yes. You may change your mind after you send in your proxy card by following any of these procedures. To revoke your proxy:

   .   Send in another signed proxy with a later date; or

   . Send a letter revoking your proxy to Ambac's Corporate Secretary at the address indicated on page 31 under "Information about Stockholder Proposals"; or

   .   Attend the Annual Meeting and vote in person.

HOW DO I VOTE IN PERSON?

    If you plan to attend the Annual Meeting and vote in person, we will give you a ballot when you arrive.

    If your shares are held in the name of your broker, bank or other nominee, you must bring an account statement or letter from the nominee. The account statement or letter must show that you were the direct or indirect (beneficial) owner of the shares on March 14, 2001.

HOW DO EMPLOYEES IN THE AMBAC STOCK FUND VOTE?

    If you are an employee who participates in our Savings Incentive Plan ("SIP"), you are receiving this material because of shares held for you in the Ambac Stock Fund in the SIP. The SIP Trustee will send you a voting instruction card instead of a proxy card. This voting instruction card will indicate the number of shares of Ambac common stock credited to your account in the Ambac Stock Fund as of March 14, 2001.

   . If you complete, sign and return the voting instruction card on time, the SIP Trustee will vote the shares as you have directed.

   . If you do not complete, sign and return the voting instruction card on time, the SIP Trustee will not vote the shares credited to your account.

WHAT VOTES DO WE NEED TO BE PRESENT TO HOLD THE ANNUAL MEETING?

    We need a majority of the shares of Ambac common stock outstanding on March 14, 2001 to be present, in person or by proxy, to hold the Annual Meeting.

WHAT VOTE IS REQUIRED TO APPROVE EACH PROPOSAL?

PROPOSAL 1:             The seven nominees for director who receive the most
ELECT SEVEN             votes will be elected. If you do not vote for a
DIRECTORS               nominee, or you indicate "withhold authority to vote"
                        for any nominee on your proxy card, your vote will not count either for or against the nominee.

PROPOSAL 2:             The affirmative vote of a majority of the votes present
RATIFY SELECTION        and entitled to vote at the Annual Meeting is required
OF AUDITORS             to ratify the selection of independent auditors. So, if
                        you "abstain" from voting, it has the same effect as if you voted "against" this proposal.

WHAT IS THE EFFECT OF BROKER NON-VOTES?

    Under the rules of the New York Stock Exchange, if your broker holds your shares in its "street" name, the broker may vote your shares on both proposals even if it does not receive instructions from you.

    However, if your broker does not vote on either of the proposals, it will have no effect on the outcome of the proposal.

IS VOTING CONFIDENTIAL?

    We maintain a policy of keeping all the proxies, ballots and voting tabulations confidential. The Inspectors of Election will forward to management any written comments that you make on the proxy card.

WHAT ARE THE COSTS OF SOLICITING THESE PROXIES?

    Ambac will pay all the costs of soliciting these proxies. Although we are mailing these proxy materials, our directors and employees may also solicit proxies by telephone, by fax or other electronic means of communication, or in person. We will reimburse banks, brokers, nominees and other fiduciaries for the expenses they incur in forwarding the proxy materials to you. Georgeson Shareholder Communications, Inc. is assisting us with the solicitation of proxies for a fee of $8,500 plus out-of-pocket expenses.

HOW DO I OBTAIN AN ANNUAL REPORT ON FORM 10-K?

    IF YOU WOULD LIKE A COPY OF OUR ANNUAL REPORT ON FORM 10-K FOR THE YEAR ENDED DECEMBER 31, 2000 THAT WE FILED WITH THE SECURITIES AND EXCHANGE COMMISSION, WE WILL SEND YOU ONE WITHOUT CHARGE. PLEASE WRITE TO:

                     INVESTOR RELATIONS
                     AMBAC FINANCIAL GROUP, INC.
                     ONE STATE STREET PLAZA
                     NEW YORK, NEW YORK 10004
                     ATTENTION: BRIAN MOORE, MANAGING DIRECTOR, INVESTOR
                     RELATIONS

OR CONTACT MR. MOORE AT (212) 208-3333 OR AT BMOORE@AMBAC.COM.

WHERE CAN I FIND THE VOTING RESULTS?

    We will publish the voting results in our FORM 10-Q for the second quarter of 2001, which we will file with the SEC in August 2001. You can also find the results on Ambac's website at WWW.AMBAC.COM.

WHOM SHOULD I CALL IF I HAVE ANY QUESTIONS?

    If you have any questions about the Annual Meeting or voting, please contact ANNE GILL, OUR CORPORATE SECRETARY, AT (212) 208-3355 OR AT AGILL@AMBAC.COM.

    If you have any questions about your ownership of Ambac common stock, please call BRIAN MOORE, MANAGING DIRECTOR, INVESTOR RELATIONS, AT (212) 208-3333 OR AT BMOORE@ AMBAC.COM.

                INFORMATION ABOUT AMBAC COMMON STOCK OWNERSHIP

WHICH STOCKHOLDERS OWN AT LEAST 5% OF AMBAC?

    The following table shows all persons we know to be direct or indirect owners of at least 5% of Ambac common stock as of December 31, 2000. Persons who are direct or indirect owners of Ambac common stock are sometimes referred to in this Proxy Statement as "BENEFICIAL OWNERS" or as persons who "BENEFICIALLY OWN" Ambac common stock. Our information is based on reports filed with the Securities and Exchange Commission by each of the firms listed in the table below. If you wish, you may obtain these reports from the SEC.


                                      NUMBER OF
                                     SHARES OWNED PERCENT OF
NAME AND ADDRESS OF BENEFICIAL OWNER BENEFICIALLY   CLASS

------------------------------------------------------------

FMR CORP.                              12,631,764      12.0%
   82 Devonshire Street
   Boston, Massachusetts 02109

J.P. MORGAN CHASE & CO.                 9,132,506       8.6%
   270 Park Avenue
   New York, New York 10017

GOLDMAN SACHS ASSET MANAGEMENT          5,946,050       5.6%
   32 Old Slip
   New York, NY 10005


HOW MUCH STOCK IS OWNED BY DIRECTORS AND EXECUTIVE OFFICERS?

    The following table shows the Ambac common stock owned directly or indirectly by Ambac's directors and executive officers as of February 15, 2001. Except for Mr. Lassiter, no director or executive officer beneficially owns 1% or more of the shares of Ambac common stock. All directors and executive officers as a group beneficially own 3.0% of the shares of Ambac common stock. We have adjusted all shares, options, restricted stock units ("RSUS") and phantom stock units to reflect Ambac's three-for-two stock split in December 2000.


                                               SHARES
                                            BENEFICIALLY                             TOTAL HOLDINGS
                                                OWNED      PERCENT  UNVESTED         (INCLUDING RSUs
NAME OF BENEFICIAL OWNER                   (1)(2)(3)(4)(5) OF CLASS RSUs(6)  PSUs(7)    AND PSUs)

----------------------------------------------------------------------------------------------------

OUTSIDE DIRECTORS
  Michael A. Callen.......................          26,487      --     4,628   7,576          38,691
  Renso L. Caporali.......................          15,369      --     3,020   5,442          23,831
  Jill M. Considine.......................             626      --     3,020     552           4,198
  Richard Dulude..........................          17,229      --     4,628   8,318          30,175
  W. Grant Gregory........................          38,053      --     4,628  10,061          52,742
  C. Roderick O'Neil......................          33,087      --     4,628   4,011          41,726

EXECUTIVE OFFICERS
  Phillip B. Lassiter.....................       1,543,976     1.5%   16,640      --       1,560,616
  Robert J. Genader.......................         701,477      --    10,775      --         712,252
  Frank J. Bivona.........................         438,327      --     5,517      --         443,844
  David L. Boyle..........................         228,036      --     5,967      --         234,003
  Kevin J. Doyle..........................          74,253      --     4,364      --          78,617
  All executive officers and directors as
   a group (12 persons)...................       3,162,056     3.0%   70,072  35,960       3,268,088

----------------------------------------------------------------------------------------------------

 (1) To our knowledge, except for Messrs. Lassiter and Genader, who share voting and investment power with their spouses, each of the directors and executive officers has sole voting and investment power over his shares.

 (2) The number of shares shown for Mr. Lassiter includes 12,000 shares owned by his spouse. Mr. Lassiter disclaims beneficial ownership of these shares.

     The number of shares shown for Mr. Gregory includes 4,999 shares held in the Gregory 1997 Children's Trust, of which his daughter is a beneficiary. Mr. Gregory disclaims beneficial ownership of these shares.

 (3) The number of shares shown for each director and executive officer includes shares that may be acquired upon exercise of stock options that were exercisable as of February 15, 2001 or that will become exercisable within 60 days after February 15, 2001. These shares are shown in the following table

OUTSIDE DIRECTORS NUMBER OF SHARES EXECUTIVE OFFICERS NUMBER OF SHARES
----------------- ---------------- ------------------ ----------------
Mr. Callen.......            9,000 Mr. Lassiter......          427,596
Dr. Caporali.....            6,000 Mr. Genader.......          487,500
Ms. Considine....              626 Mr. Bivona........          329,229
Mr. Dulude.......            9,000 Mr. Boyle.........          222,500
Mr. Gregory......            9,000 Mr. Doyle.........           68,875
Mr. O'Neil.......            9,000

 (4) The number of shares shown for each executive officer also includes the number of shares of Ambac common stock owned indirectly as of February 15, 2001 by these executive officers in our Savings Incentive Plan ("SIP "). Our information on these shares is based on reports from the SIP Trustee.

 (5) The number of shares shown for Messrs. Lassiter, Genader, Bivona, Boyle and Doyle include vested restricted stock units ("RSUs") that we awarded under our equity plans. These RSUs are shown in the following table:

EXECUTIVE OFFICERS NUMBER OF VESTED RSUs
------------------ ---------------------
Mr. Lassiter......               829,039
Mr. Genader.......               170,455
Mr. Bivona........                93,638
Mr. Boyle.........                     0
Mr. Doyle.........                     0

 (6) This column shows the 4,500 RSUs that were granted to each of Messrs. Callen, Dulude, Gregory, and O'Neil at the 1998 Annual Meeting under the 1997 Non-Employee Directors Equity Plan and accrued dividends and the 3,000 RSUs that were granted to Mr. Caporali and Ms. Considine at the 2000 Annual Meeting under the 1997 Non-Employee Directors Equity Plan and accrued dividends. These RSUs generally will vest on the date of the Annual Meeting held in the fifth calendar year following the date of grant. At that time, each of these directors will receive one share of Ambac common stock in settlement of each RSU. For more information on these RSUs, see below at page 9 under "How We Compensate Directors."

     This column also shows RSUs for Messrs. Lassiter, Genader, Bivona, Boyle and Doyle that were awarded as part of each executive officer's 1999 bonus and 2000 bonus pursuant to the Ambac Deferred Compensation Sub-Plan of the 1997 Equity Plan (the "SUB-PLAN") and accrued dividends. See page 25 for more detailed descriptions of these awards made pursuant to the Sub-Plan.

 (7) Under Ambac's Deferred Compensation Plan, directors may defer their cash compensation. If a director has elected to defer cash compensation into Phantom Stock Units ("PSUs"), these PSUs are shown in this column. For more information on the Deferred Compensation Plan, see below at page 10.

DID AMBAC INSIDERS COMPLY WITH SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING IN 2000?

    Section 16(a) of the Securities Exchange Act of 1934 requires that our insiders--our directors, executive officers, and greater-than-10% stockholders--file reports with the SEC and the New York Stock Exchange on their initial beneficial ownership of Ambac common stock and any subsequent changes. They must also provide us with copies of the reports.

    We reviewed copies of all reports furnished to us and obtained written representations that no other reports were required. Based on this, we believe that all of our insiders complied with their filing requirements for 2000.

                          INFORMATION ABOUT DIRECTORS

THE BOARD OF DIRECTORS

    The Board of Directors oversees the business of Ambac and monitors the performance of management. In accordance with corporate governance principles, the Board does not involve itself in day-to-day operations. The directors keep themselves informed by discussing matters with the Chairman, other key executives and our principal external advisers (legal counsel, outside auditors, investment bankers and other consultants) by reading the reports and other materials that we send them regularly and by participating in Board and committee meetings.

    Ambac's Board usually meets five times per year in regularly scheduled meetings, but will meet more often if necessary. The Board met five times during 2000. All directors attended at least 75% of the Board meetings and meetings of the Committees of which they were members.

    Each of our directors also serves as a director of our principal operating subsidiary, Ambac Assurance Corporation, a leading triple-A rated financial guarantee insurance company.

THE COMMITTEES OF THE BOARD

    The Board has three standing committees: the Audit Committee, the Compensation and Organization Committee and the Nominating Committee. None of the directors who serve as members of these committees is, or has ever been, an employee of Ambac or our subsidiaries.


THE AUDIT               The Audit Committee recommends the selection of the
COMMITTEE               independent auditors to the Board, approves the scope
                        of the annual audit by the independent auditors and our internal auditors, reviews audit findings and accounting policies and oversees compliance with Ambac's Code of Business Conduct. The Committee also meets privately, outside the presence of Ambac management, with both the independent auditors and the internal auditors. Under the rules of the New York
                        Stock Exhange, all of the members of the Audit
                        Committee are independent. The Committee's Report is printed below at page 11.

                        In January 2000, the Audit Committee approved and adopted an Audit Committee Charter, which is attached to this Proxy Statement as Appendix A.

                        The Committee met three times during 2000.

                        Messrs. Callen, Dulude, Gregory and O'Neil and Dr. Caporali and Ms. Considine currently serve as members of the Committee. Mr. O'Neil serves as Chairman of the Committee.


THE COMPENSATION        The Compensation and Organization Committee establishes
AND ORGANIZATION        and approves all elements of compensation for the
COMMITTEE               executive officers. Each year, as the SEC requires, the
                        Committee reports to you on executive compensation. The
                        Committee's Report on Executive Compensation for 2000 is printed below, starting at page 22.

                        The Committee administers Ambac's 1997 equity plan and has sole authority for awards under the plan. The Committee evaluates existing and proposed employee benefit plans and may approve of plan changes. The Committee also administers the 1997 Executive Incentive Plan and Ambac's Deferred Compensation Plan for Outside Directors and Ambac's Senior Officer Deferred Compensation Sub-Plan of the 1997 Equity Plan.

                        The Committee met three times during 2000.

                        Messrs. Callen, Dulude, Gregory and O'Neil and Dr. Caporali and Ms. Considine currently serve as members of the Committee. Mr. Dulude serves as Chairman of the Committee.


THE NOMINATING          The Nominating Committee is responsible for identifying
COMMITTEE               and recommending qualified candidates to the Board for
                        election as directors. In addition, our By-laws provide a procedure for you to recommend candidates for director at an annual meeting. For more information, see below at page 31 under "Information About
                        Stockholder Proposals."

                        The Committee met once during 2000.

                        Messrs. Callen, Dulude, O'Neil and Gregory currently serve as members of the Committee. Mr. Gregory serves as Chairman of the Committee.

HOW WE COMPENSATE DIRECTORS


ANNUAL                  We compensate directors who are not employees of Ambac
CASH FEE                or our subsidiaries with an annual cash fee of $20,000
                        per year.


ANNUAL STOCK            We also grant each non-employee director 3,750 stock
OPTION AWARD            options on the date of each annual meeting. (The Board
                        adjusted the number of stock options awarded from 2,500 to 3,750 to reflect Ambac's three-for-two stock split in December 2000.) These options have an exercise price equal to the average of the high and low trading price of our stock on the New York Stock Exchange on the date of grant. The options generally will vest on the first anniversary of the date of the grant and expire on the date of the annual meeting held in the seventh calendar year following the date of the grant.


AWARD OF                Ambac grants each non-employee director 3,000
RESTRICTED STOCK        restricted stock units ("RSUs") at the annual meeting
UNITS EVERY             at which the director is first elected to the Board.
FIVE YEARS              (The Board adjusted the number of RSUs awarded from
                        2,000 to 3,000 to reflect Ambac's three-for-two stock split in December 2000.)

                        . These RSUs generally will vest on the date of the annual meeting held in the fifth year following the date of grant and will be settled by the delivery of one share of Ambac common stock for each RSU.

                        . If the director remains on the Board after the first award of RSUs vests, Ambac will grant the director a second award of 3,000 RSUs, subject to similar vesting conditions and restrictions on transfer.


MEETING FEES            We also pay each non-employee director a meeting fee
                        of:

                        . $1,000 for attendance at each meeting of stockholders and each Board meeting; and

                        .   $1,000 for attendance at each committee meeting.


FEE FOR CHAIRING        We pay an annual fee of $1,500 to each non-employee
A COMMITTEE               director who chairs a committee.



EXPENSES AND            Ambac reimburses all directors for travel and other
BENEFITS                related expenses incurred in attending stockholder,
                        Board and committee meetings.

                        We provide non-employee directors with life and health insurance benefits. We also allow them to participate in our Matching Gift Program up to $20,000. Under this Program, Ambac will match gifts by directors to qualified organizations.


THE DEFERRED            Under our Deferred Compensation Plan for Outside
COMPENSATION            Directors, non-employee directors may elect to defer
PLAN                    all or part of their director compensation that is paid
                        in cash.

                        . At the director's election, we credit deferrals to a bookkeeping account that we maintain on the director's behalf either as a cash credit (which we credit with interest quarterly), or as phantom stock units ("PSU") based on the market value of Ambac common stock (on which we pay quarterly dividend equivalents in additional PSUs) or as performance units measured by the performance of those mutual funds the director selects out of a limited group of funds.

                        . We do not fund the Deferred Compensation Plan. We settle accounts only in cash.


SERVICE ON THE          Although Ambac Assurance does not pay its non-employee
AMBAC ASSURANCE         directors an annual fee for serving on its Board of
BOARD                   Directors, it does pay them meeting fees (in the same
                        amounts as we do for the Ambac Board) and reimburses all directors for expenses.


DIRECTORS WHO           We do not compensate our employees or employees of our
ARE AMBAC               subsidiaries for service as a director. We do, however,
EMPLOYEES               reimburse them for travel and other related expenses.

                          THE AUDIT COMMITTEE REPORT

    The Audit Committee of Ambac is responsible for providing independent, objective oversight of Ambac's accounting functions and internal controls. The Audit Committee recommends the selection of the independent auditors to the Board. The Audit Committee is currently composed of six independent directors, each of whom is independent as defined under the rules of the New York Stock Exchange. The Audit Committee operates under a written charter adopted by the Board of Directors, attached to this Proxy Statement as Appendix A.

    Management is responsible for Ambac's internal controls and financial reporting process. The independent accountants are responsible for performing an independent audit of Ambac's consolidated financial statements in accordance with auditing standards generally accepted in the United States of America and to issue a report thereon. The Audit Committee's responsibility is to monitor and oversee these processes. However, none of the members of the Committee is professionally engaged in the practice of accounting or auditing nor are all of our members experts in those fields. The Committee relies without independent verification on the information provided to it and on the representations made by management and the independent auditors.

    In connection with these responsibilities, we met with management and KPMG LLP to review and discuss the December 31, 2000 financial statements. We also discussed with the independent accountants the matters required by Statement on Auditing Standards No. 61 (Communication with Audit Committees). The Corporation's independent accountants also provided us the written disclosures required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), and we discussed with KPMG its independence.

    Based upon the review and discussions referred to above, we recommended to the Board of Directors, and the Board of Directors has approved, that Ambac's audited financial statements be included in Ambac's Annual Report on SEC Form 10-K for the fiscal year December 31, 2000. We also recommended the selection of KPMG LLP as Ambac's independent auditors for 2001 and, based on that recommendation, the Board has selected KPMG LLP as Ambac's independent auditors for 2001.

PRINCIPAL ACCOUNTING FIRM FEES

    Fees paid to KPMG for the fiscal year ended December 31, 2000 were: Audit:
$789,500; Financial Information Systems Design and Implementation Fees: $0 and All Other Fees: $682,193. Of the $682,193 All Other Fees, $148,200 were fees paid to KPMG for consents provided by KPMG in connection with the registration of securities of our clients which were guaranteed by Ambac Assurance. These fees were reimbursed to Ambac by the clients.

                                          THE AUDIT COMMITTEE

                                          C. Roderick O'Neil, Chairman
                                          Michael A. Callen
                                          Renso L. Caporali
                                          Jill M. Considine
March 22, 2001                            Richard Dulude
                                          W. Grant Gregory

                   INFORMATION ABOUT THE EXECUTIVE OFFICERS

THE EXECUTIVE OFFICERS

    These are the biographies of Ambac's current executive officers, except for Mr. Lassiter, the Chief Executive Officer, and Mr. Genader, the President and Chief Operating Officer, whose biographies are included below at pages 28 and 29 under "Proposal 1: Elect Seven Directors."


FRANK J. BIVONA         VICE CHAIRMAN AND CHIEF FINANCIAL OFFICER--FINANCE AND
Age 45                  INVESTMENT GROUP.

                        In January 2001, Mr. Bivona was promoted to Vice Chairman and Chief Financial Officer--Finance and Investment Group of Ambac and Ambac Assurance. In February 2000, he was named as Head of the Finance and Investment Group, in addition to his position as Ambac's Chief Financial Officer. Mr. Bivona also has executive responsibility for managing Ambac's investment portfolio, asset and liability management services, corporate marketing, investor and public relations and corporate administration. Mr. Bivona served as Executive Vice President and Chief Financial Officer of Ambac and Ambac Assurance from January 1998 to January 2001. Mr. Bivona served as Senior Vice President and Chief Financial Officer of Ambac from 1993 to January 1998 and Ambac Assurance from 1987 to January 1998. Mr. Bivona also served as Treasurer of Ambac from 1993 to July 1998 and Ambac Assurance from 1987 to July 1998. Mr. Bivona also serves as a trustee of Cadre Institutional Investors Trust. Mr. Bivona joined Ambac Assurance from Citibank in 1986.


DAVID L. BOYLE          VICE CHAIRMAN--PORTFOLIO RISK MANAGEMENT GROUP.
Age 54                  In February 2000, Mr. Boyle was named Vice Chairman of
                        Ambac's Portfolio Risk Management Group. The Portfolio
                        Risk Management Group oversees our specialized finance and public finance portfolios, market risk management, reinsurance, technology and internal audit. Mr. Boyle previously served as Vice Chairman of the Municipal
                        Financial Services Group from January 1998 to February
                        2000. Mr. Boyle joined Ambac and Ambac Assurance in
                        March 1997 as Senior Vice President of the Financial
                        Management Services Division. He became an Executive
                        Vice President in July 1997. Mr. Boyle joined Ambac from Citibank, where, as a managing director, he held various management positions in corporate banking over a 22-year career.

GREGG L. BIENSTOCK      MANAGING DIRECTOR, HUMAN RESOURCES AND EMPLOYMENT
Age 36                  COUNSEL.
                        Mr. Bienstock has been Managing Director, Human
                        Resources and Employment Counsel since January 1999.
                        Mr. Bienstock served as First Vice President, Director of Human Resources and Employment Counsel of Ambac and
                        Ambac Assurance from February 1997 to January 1999. Mr.
                        Bienstock joined Ambac from the Bristol Myers-Squibb
                        Corporation, where he served as a Director of Human
                        Resources from February 1996 to February 1997. From
                        September 1993 to February 1996, Mr. Bienstock was an associate with the New York law firm of Proskauer Rose
                        LLP. Prior to joining Proskauer, from April 1992 to
                        September 1993, Mr. Bienstock was an Assistant General
                        Counsel for the Mayor's Office of Labor Relations for the City of New York.

KEVIN J. DOYLE   e      MANAGING DIRECTOR AND GENERAL COUNSEL.
Age 44                  Mr. Doyle was named Managing Director and General
                        Counsel of Ambac and Ambac Assurance in January 2000.
                        Mr. Doyle is Ambac's chief legal officer. From January
                        1996 to January 2000, Mr. Doyle served as the Managing
                        Director and General Counsel of the Specialized Finance
                        Division of Ambac Assurance. Mr. Doyle served as First
                        Vice President and General Counsel of the Specialized
                        Finance Division of Ambac Assurance from July 1995 to
                        January 1996. Mr. Doyle joined Ambac Assurance as a
                        Vice President and Assistant General Counsel from the
                        New York law firm LeBoeuf, Lamb, Greene & MacRae in
                        1991.

HOW WE COMPENSATE EXECUTIVE OFFICERS

    The tables on pages 14 through 16 show salaries, bonuses and other compensation paid during the last three years, options granted in 2000, options exercised in 2000 and option values as of year-end 2000 for the Chief Executive Officer and our next four most highly compensated executive officers. We have adjusted all share and option amounts to reflect Ambac's three-for-two stock split.

                          SUMMARY COMPENSATION TABLE

                                                                    LONG-TERM
                                        ANNUAL COMPENSATION    COMPENSATION AWARDS
                                        ------------------- -------------------------
                                                            RESTRICTED   SECURITIES    ALL OTHER
                                                               STOCK     UNDERLYING   COMPENSATION
   NAME AND PRINCIPAL POSITION     YEAR SALARY($)  BONUS($) UNITS($)(1) OPTIONS($)(2)    ($)(3)
---------------------------------------------------------------------------------------------------
PHILLIP B. LASSITER                2000   $620,000 $930,000    $413,335       287,232      $78,509
 Chairman and                      1999    560,000  750,000     333,350       250,063       52,340
 Chief Executive Officer           1998    560,000  840,000           0       187,811       50,200

ROBERT J. GENADER                  2000    345,000  600,000     266,658       140,242       31,049
 President and Chief               1999    310,000  487,500     216,650        63,888       28,973
 Operating Officer                 1998    310,000  525,000           0        81,098       27,900

FRANK J. BIVONA                    2000    270,000  318,750     141,687        86,731       24,301
 Vice Chairman and                 1999    245,000  240,000     106,650        47,150       22,615
 Chief Financial Officer--Finance  1998    245,000  260,000           0        42,820       22,050
 and Investment Group

DAVID L. BOYLE                     2000    330,000  318,750     141,687        90,000       29,699
 Vice Chairman--Portfolio          1999    300,000  281,250     125,030        20,000       28,040
 Risk Management Group             1998    300,000  300,000           0       100,000       18,300

KEVIN J. DOYLE                     2000    174,000  232,500     103,346        21,750       15,660
 Managing Director                 1999    164,000  206,250      91,667        15,000       15,327
 and General Counsel               1998    164,000  210,000           0        15,000       14,520


--------------------------------------------------------------------------------
 (1) Pursuant to the Ambac Deferred Compensation Sub-Plan of the 1997 Equity Plan (the "SUB-PLAN"), the Compensation and Organization Committee paid
     25% of each executive officer's bonus for 1999 and 2000 in restricted stock units ("RSUS"). Amounts shown in this column are based on the market value of the underlying Common Stock on the date of grant and do not reflect the discount attributed to such value by the Committee to take account of vesting requirements, restrictions on transfer and other limitations. See page 25 for more detailed descriptions of these awards made pursuant to the Sub-Plan. As dividends are paid on the common stock, dividend equivalents are accrued on the RSUs as additional RSUs and vest according to the same schedule.

     The total number of RSUs held by the named executive officers as of December 31, 2000, and the total value of these RSUs (based on the $58.31 per share closing price of Ambac common stock on the New York Stock Exchange on Friday, December 31, 2000), were as follows: Mr.
     Lassiter--767,719 RSUs ($44,765,695); Mr. Genader--175,565 RSUs
     ($10,237,195); Mr. Bivona--96,112 RSUs ($5,604,291); Mr. Boyle--4,062 RSUs
     ($236,855); and Mr. Doyle--2,980 RSUs ($173,764).

 (2) The number of securities underlying options for 1998, 1999 and 2000 includes restoration options awarded upon the exercise of stock options in accordance with Ambac's Restoration Option Program. For the specific breakdown of option and restoration option grants made in 2000, please refer below to the table on page 15 under "Option Grants in 2000." For a more detailed description of our Restoration Option Program, please see footnote 3 under the "Option Grants in 2000" table on page 15.

(3) The column called "ALL OTHER COMPENSATION" includes the amounts that Ambac contributed or credited on behalf of the named officers in 2000 to (a) our Savings Incentive Plan (the "SIP"), and (b) our Non-Qualified SIP. We credit amounts that we are precluded from contributing to the SIP because of limitations under the Internal Revenue Code to accounts that we maintain under Ambac's Non-Qualified SIP.

                                                            CREDITS TO THE
                                          CONTRIBUTIONS     NON-QUALIFIED
                                            TO THE SIP           SIP
                                          -------------    --------------
Mr. Lassiter.........................        $15,000           $40,802
Mr. Genader..........................         13,700            17,349
Mr. Bivona...........................         14,700             9,601
Mr. Boyle............................         14,403            15,296
Mr. Doyle............................         13,700             1,960


                             OPTION GRANTS IN 2000

                                                INDIVIDUAL GRANTS
                    --------------------------------------------------------------------------
                    NUMBER OF SECURITIES UNDERLYING PERCENT OF TOTAL
                          OPTIONS GRANTED (#)       OPTIONS GRANTED                             GRANT DATE
                                      RESTORATION   TO EMPLOYEES IN  EXERCISE PRICE EXPIRATION PRESENT VALUE
       NAME           OPTIONS(1)      OPTIONS(2)          2000         ($/SH)(3)       DATE       ($)(4)
------------------------------------------------------------------------------------------------------------
Phillip B. Lassiter         225,000                           12.53%         $31.02    1/24/07    $2,592,000
                                             62,232            3.46           53.48    1/28/04       891,162
Robert J. Genader           120,000                                           31.02    1/24/07     1,382,400
                                             20,241            6.68           46.56    3/03/03       210,304
                                                               1.13
Frank J. Bivona              75,000                            4.18           31.02    1/24/07       864,000
                                             11,730            0.65           46.56    3/03/03       121,875
David L. Boyle               90,000                            5.01           31.02    1/24/07     1,036,800
Kevin J. Doyle               21,750                            1.21           31.02    1/24/07       250,560

------------------------------------------------------------------------------------------------------------

(1) Options awarded to the named executive officers by the Compensation and Organization Committee were long-term incentive awards granted on January 24, 2000. Each executive officer's options will vest in two equal installments when the market price of Ambac common stock meets or exceeds $43.33 and $56.66 for twenty consecutive trading days or no later than the sixth anniversary of the grant date. Vesting is accelerated upon retirement, death or permanent disability. Generally, all of the executive officers' options will expire seven years from the date of grant or, earlier, if employment terminates. We have adjusted all options awarded to reflect Ambac's three-for-two stock split in December 2000.


(2) Restoration options were awarded upon the exercise of stock options in accordance with Ambac's Restoration Option Program. A restoration option is awarded automatically when the underlying option is exercised by tendering shares of common stock to pay the exercise price. Each restoration option will vest one year from the date of grant and has the same exercise, transfer and expiration provisions as its underlying option. We have adjusted all options awarded to reflect Ambac's three-for-two stock split in December 2000.
(3) The exercise price per share is the fair market value of the common stock on the date of grant. We determine this by calculating the average of the high and low price of Ambac common stock on the New York Stock Exchange on the date of grant. We have adjusted all share prices to reflect Ambac's three-for-two stock split in December 2000.

(4) We calculated these values by using the Black-Scholes stock option pricing model as follows:

   FOR THE JANUARY OPTION GRANTS. The model, as we applied, uses the grant date of January 24, 2000. The fair market value on that date was $31.02 per share as we discussed above. The model also assumes: (a) a risk-free rate of return of

   6.6% (which was the yield on a U.S. Treasury Strip zero coupon bond with a maturity that approximates the term of the option), (b) stock price volatility of 30.1% (calculated using month-end closing prices of Ambac common stock on the New York Stock Exchange for the period beginning with January 31, 1997 and ending as of the end of the month preceding the grant date); (c) a constant dividend yield of .95% based on the quarterly cash dividend rate at the time of grant on Ambac common stock; and (d) an exercise date, on average, of 5.5 years after grant.

   FOR THE RESTORATION OPTION GRANTS. We use the following assumptions in applying the model for each Restoration Option Grant: (a) a risk-free rate of return equal to the yield on grant date of a U.S. Treasury Strip zero coupon bond with a maturity that approximates the term of the option; (b) stock price volatility of Ambac common stock calculated using month-end closing prices of Ambac common stock on the New York Stock Exchange for the three year period prior to the grant date; (c) a constant dividend yield based on the quarterly cash dividend rate at the time of grant on Ambac common stock; and (d) exercise of the restoration option at the end of its term.

   WE DID NOT ADJUST THE MODEL FOR NON-TRANSFERABILITY, RISK OF FORFEITURE, OR VESTING RESTRICTIONS. THE ACTUAL VALUE (IF ANY) AN EXECUTIVE OFFICER RECEIVES FROM A STOCK OPTION WILL DEPEND UPON THE AMOUNT BY WHICH THE MARKET PRICE OF AMBAC COMMON STOCK EXCEEDS THE EXERCISE PRICE OF THE OPTION ON THE DATE OF EXERCISE. THE HYPOTHETICAL VALUES ARE PRESENTED PURSUANT TO SEC RULES AND THERE CAN BE NO ASSURANCE THAT THE AMOUNT STATED AS "GRANT DATE PRESENT VALUE" WILL ACTUALLY BE REALIZED.

      AGGREGATED OPTION EXERCISES DURING 2000 AND YEAR-END OPTION VALUES

                                                   NUMBER OF SECURITIES
                                                  UNDERLYING UNEXERCISED       VALUE OF UNEXERCISED
                                                      OPTIONS HELD AT      IN-THE-MONEY OPTIONS HELD AT
                    NUMBER OF SHARES                 DECEMBER 31, 2000     DECEMBER 31, 2000 ($)(1)(2)
                      ACQUIRED ON       VALUE    ------------------------- ----------------------------
       NAME             EXERCISE     REALIZED($) EXERCISABLE UNEXERCISABLE  EXERCISABLE  UNEXERCISABLE
-------------------------------------------------------------------------------------------------------
Phillip B. Lassiter          238,028  $6,224,755     427,596       234,732   $ 9,930,705     $4,659,250
Robert J. Genader            123,146   3,494,240     487,500       110,241    16,975,472      2,519,425
Frank J. Bivona               81,725   2,438,854     329,229        69,230    11,654,404      1,590,671
David L. Boyle                     0           0     222,500        92,500     6,460,428      2,490,338
Kevin J. Doyle                     0           0      68,875        15,875     2,274,100        404,152

-------------------------------------------------------------------------------------------------------

(1) We have adjusted all shares to reflect Ambac's three-for-two stock split in December 2000.

(2) This valuation represents the difference between $58.31, the closing price of Ambac common stock on the New York Stock Exchange on Friday, December 31, 2000, and the exercise price of the stock options. "In-the-money" stock options are options for which the exercise price is less than the market price of the underlying stock on a particular date.

THE PENSION PLAN

    Ambac's Pension Plan is a defined benefit pension plan intended to be tax-qualified under Section 401(a) of the Internal Revenue Code.

   . In general, officers and employees of Ambac and its subsidiaries become participants in the Pension Plan after one year of service. All executive officers participate in the Pension Plan. Non-employee directors of Ambac and our subsidiaries are not eligible to participate in the Pension Plan.

   . Benefits under the Pension Plan vest after five years. Upon normal retirement at age 65, a retired employee receives an annual pension from the Pension Plan, subject to a statutory limit. The Pension Plan also contains provisions for early retirement and survivor benefits.

    The table below illustrates the annual pension benefits payable to executive officers under the Pension Plan. The table also reflects the excess and supplemental benefit plans that we have established to provide retirement benefits over Internal Revenue Code limitations. We calculated the benefits before offsetting (a) an employee's primary Social Security benefit and (b) benefits payable under the retirement plan of Citibank, N.A., Ambac's former parent company (the "CITIBANK PLAN"). Benefits shown in the table reflect a straight life form of annuity benefit. If payment is made in the form of a joint and survivor annuity, the annual amounts of benefit could be substantially below those illustrated.


                                          TOTAL YEARS OF SERVICE AT RETIREMENT
                               ------------------------------------------------------------
   AVERAGE        YEARS OF
   COVERED       SERVICE AT
 COMPENSATION  TRANSITION DATE      10       15       20        25         30         35
-------------------------------------------------------------------------------------------
    $150,000       30                NA       NA       NA         NA $   90,000 $   97,500
                   15                NA $ 45,000 $ 52,500 $   60,000     67,500     75,000
                    0          $ 15,000   22,500   30,000     37,500     45,000     52,500
-------------------------------------------------------------------------------------------
     200,000       30                NA       NA       NA         NA    120,000    130,000
                   15                NA   60,000   70,000     80,000     90,000    100,000
                    0            20,000   30,000   40,000     50,000     60,000     70,000
-------------------------------------------------------------------------------------------
     500,000       30                NA       NA       NA         NA    300,000    325,000
                   15                NA  150,000  175,000    200,000    225,000    250,000
                    0            50,000   75,000  100,000    125,000    150,000    175,000
-------------------------------------------------------------------------------------------
   1,000,000       30                NA       NA       NA         NA    600,000    650,000
                   15                NA  300,000  350,000    400,000    450,000    500,000
                    0           100,000  150,000  200,000    250,000    300,000    350,000
-------------------------------------------------------------------------------------------
   1,500,000       30                NA       NA       NA         NA    900,000    975,000
                   15                NA  450,000  525,000    600,000    675,000    750,000
                    0           150,000  225,000  300,000    375,000    450,000    525,000
-------------------------------------------------------------------------------------------
   2,000,000       30                NA       NA       NA         NA  1,200,000  1,300,000
                   15                NA  600,000  700,000    800,000    900,000  1,000,000
                    0           200,000  300,000  400,000    500,000    600,000    700,000
-------------------------------------------------------------------------------------------
   2,500,000       30                NA       NA       NA         NA  1,500,000  1,625,000
                   15                NA  750,000  875,000  1,000,000  1,125,000  1,250,000
                    0           250,000  375,000  500,000    625,000    600,000    875,000


SERVICE FROM 1992       For service on or after January 1, 1992, the annual
                        retirement benefit is equal to 1% (without an offset for any Social Security benefits) of an employee's
                        Average Compensation (as described in the next sentence) multiplied by the employee's years of credited service. "Average Compensation" is defined, generally, as average annual base salary (which, in the case of executive officers identified in the Summary
                        Compensation Table on page 14, is the amount shown under the column called "SALARY") for the five highest consecutive paid years of the ten years of employment preceding retirement.

SERVICE BEFORE          For service prior to January 1, 1992, the annual
1992                    retirement benefit is equal to 2% (with an offset for
                        Social Security benefits) of an employee's Average
                        Compensation (determined as if the employee retired on December 31, 1991) multiplied by years of credited service up to thirty years.

YEARS OF SERVICE        In view of the change in the formula for determining
                        benefits under the Pension Plan that became effective as of January 1, 1992 (the "TRANSITION DATE"), we prepared the above table to show the benefits payable depending on how many years of service the executive officer would have:


                        .   prior to the Transition Date, and

                        .   at Retirement.

                        In order to simplify the chart, we show only 0, 15 and 30 years of service at Transition, since those values cover the range for our executive officers.

                        The years of credited service under the Pension Plan (including credit for years of past service under the Citibank Plan) as of December 31, 2000 for executive officers named in the Summary Compensation Table were as follows: Mr. Lassiter--31 years, Mr. Genader--26 years, Mr. Bivona--23 years, Mr. Boyle--4 years, and Mr. Doyle--9 years.

                        The benefits payable under the Pension Plan to employees who receive credit for years of past service under the Citibank Plan will be reduced by the amount of any benefits payable under the Citibank Plan.

EMPLOYMENT AGREEMENT WITH THE CHIEF EXECUTIVE OFFICER


IN GENERAL              Ambac's employment agreement with Mr. Lassiter provides
                        that he shall serve as the Chairman and Chief Executive
                        Officer and as a director.


                        . The agreement has a two year term, which is extended on a daily basis, until Ambac or Mr. Lassiter terminates it.

                        . Mr. Lassiter is to receive a base salary at a rate not less than his current rate.

                        . He is to participate in bonus arrangements under which he is eligible to earn an annual bonus based on Ambac's achieving certain performance goals to be established by the Board.


SUPPLEMENTAL            Mr. Lassiter has a supplemental pension benefit that
PENSION BENEFIT         will be based on the benefit formula of the Pension
                        Plan that was in effect until the end of 1991. The formula, however, will take into account his bonus compensation (including that portion of his bonus paid in RSUs) and will be determined without giving effect to provisions of the Internal Revenue Code that limit the amount of compensation that may be taken into account in calculating benefits and the amount of annual benefits that may be paid. Mr. Lassiter's supplemental pension benefit will be reduced, however, to take account of enhancements in Ambac's contributions to the Savings Incentive Plan ("SIP") that we introduced in 1992.


PAYMENTS AND            If Mr. Lassiter's employment is terminated other than
BENEFITS                for "Cause" (as we define it below), or if he resigns
                        for "Good Reason" (as we define it below), Mr. Lassiter will:

-- AFTER TERMINATION    .   receive, for the remainder of the term (which
   OR RESIGNATION           typically would be for two years), compensation
                            at an annualized rate equal to the sum of his base annual salary and target bonus at the time of termination;

                        . be fully vested in all awards under the 1991 Stock Incentive Plan and the 1997 Equity Plan;

                        . receive a lump-sum payment equal to the amount that we would have contributed to his account under the SIP and any nonqualified plan we maintained during the two years following termination;

                        . be credited with an additional two years of service under the Pension Plan; and

                        . continue to participate in all Ambac medical and other welfare plans for a limited time following termination.


-- AFTER CHANGE IN      All stock options and other awards under the 1997
   CONTROL              Equity Plan that are made to Mr. Lassiter after
                        January 1, 1998 will vest in full upon the occurrence of a "Change in Control" (as we define it below), whether or not his employment is subsequently terminated.

                        In addition, if Mr. Lassiter's employment terminates following a Change in Control, his severance amount would be calculated and paid in the same manner as we describe below under "Management Retention Agreements with Executive Officers."

                        Mr. Lassiter would also be entitled to the "gross up" payment described in that section.


OTHER RESTRICTIONS      Mr. Lassiter will be subject to certain restrictions
                        prohibiting him from engaging in competition with Ambac or any of our subsidiaries (except that these restrictions will not apply following a Change in Control) and from divulging any confidential or proprietary information he obtained while he was our employee.

MANAGEMENT RETENTION AGREEMENTS WITH EXECUTIVE OFFICERS


IN GENERAL              We have entered into management retention agreements
                        with each of our executive officers (other than Mr.
                        Lassiter) to provide for payments and certain benefits if they are terminated following a "Change in Control"
                        (as we define it below).

PAYMENTS AND            If there is a Change in Control and, within three years
BENEFITS AFTER          of the Change in Control, the executive's employment is
CHANGE IN CONTROL       terminated by Ambac or its successor other than for
                        "Cause" (as we define it below), or if the executive resigns for "Good Reason" (as we define it below), the executive will


                        .   receive cash payments equal to two times the sum of
                            (a) the executive's highest annual base salary and
                            (b) the product of the executive's highest bonus percentage (as a percentage of base salary) times his highest base salary;

                        . be fully vested in all stock options and other awards under the 1991 Stock Incentive Plan and the 1997 Equity Plan;

                        . receive a lump-sum payment equal to the amount that we would have contributed to the executive's account under the SIP and any nonqualified plan we maintained during the two years following termination;

                        . be credited with an additional two years of service under the Pension Plan; and

                        . continue to participate in Ambac's medical and other welfare benefits programs for a limited time following termination.

                        All stock options and other awards under the 1997 Equity Plan that are made to executive officers after January 1, 1998 will vest in full upon the occurrence of a Change in Control, whether or not the executive's employment is subsequently terminated.

                        The agreements also provide for a "gross up" payment in an amount that is intended to make the executive whole, on an after-tax basis, for any excise tax (but not any other tax) imposed on the payments described above.

DEFINITIONS

    The following definitions are used in the Management Retention Agreements and the Employment Agreement with the Chief Executive Officer described above:


"CHANGE IN              A "Change in Control" generally occurs if
CONTROL"
                        .   an individual, entity or group acquires beneficial
                            ownership of 20% or more of the outstanding common stock. Acquisitions by Ambac and its affiliates or any employee benefit plan that they sponsor and certain acquisitions by persons who owned at least 15% of the outstanding shares of common stock on January 31, 1996 are not considered a change in control;

                        . the individuals who, as of January 29, 1997, constitute the Board, and subsequently elected members of the Board whose election is approved or recommended by at least a majority of these members or their successors whose election was so approved or recommended, cease for any reason to constitute at least a majority of the Board; or

                        . our stockholders approve a merger or similar business combination, or a sale of all or substantially all of Ambac's assets, unless the Ambac stockholders immediately prior to the completion of the transaction will continue to own at least 70% of outstanding shares and voting power of the corporation that results from the transaction.


"CAUSE" "Cause" for an executive's termination generally includes:


                        . the willful commission of acts that are dishonest and demonstrably and materially injurious to Ambac;

                        .   the conviction of certain felonies; or

                        . a material breach of any of the executive's agreements concerning confidentiality and proprietary information.

                        An executive's termination will not be considered to have been for Cause unless at least three-quarters of the members of the Board adopt a resolution finding that the executive has engaged in conduct that constitutes Cause as defined in the agreement.


"GOOD REASON"           An executive will generally have "Good Reason" to
                        terminate his employment if:


                        . there is substantial adverse change in the executive's duties or responsibilities;

                        . the office of the executive is relocated more than 25 miles from the location where the executive worked immediately prior to the Change in Control; or

                        . Ambac fails to honor its obligations under the agreement.

                        During a 30-day period following the first anniversary of a Change in Control, a resignation by the executive for any reason will be considered a termination for Good Reason.

                   REPORT ON EXECUTIVE COMPENSATION FOR 2000
                BY THE COMPENSATION AND ORGANIZATION COMMITTEE

    The Compensation and Organization Committee of the Board administers Ambac's executive compensation program. The members of the Committee are independent non-employee, non-affiliated directors. The Committee has furnished the following report on executive compensation for 2000:

WHAT IS OUR EXECUTIVE COMPENSATION PHILOSOPHY?

    The Committee has designed Ambac's executive compensation program to support what we believe to be an appropriate relationship between executive pay and the creation of stockholder value. To emphasize this relationship, we link a significant portion of executive compensation to the market performance of Ambac common stock. The objectives of our program are:

   . To support a pay-for-performance policy that differentiates bonus amounts among all executives based on both their individual performance and the performance of Ambac;

   . To align the interests of executives with the long-term interests of stockholders through stock option and restricted stock unit awards whose value over time depends upon the market value of Ambac's common stock;

   . To provide compensation comparable to that offered by other leading companies in our industry, enabling Ambac to compete for and retain talented executives who are critical to our long-term success; and

   . To motivate key executives to achieve strategic business initiatives and to reward them for their achievement.

WHAT IS OUR POSITION ON MAXIMIZING THE DEDUCTIBILITY OF EXECUTIVE COMPENSATION?

    In 1997, our stockholders approved the 1997 Executive Incentive Plan ("EIP") and the 1997 Equity Plan. We designed these plans to allow Ambac to receive a tax deduction for incentive compensation payments to our Chief Executive Officer and our other four most highly paid executive officers. Without these qualifying performance-based plans, Ambac could not deduct incentive compensation payments to the extent the amounts paid to any of these executive officers in any year exceeded $1 million.

    The Committee intends to pursue a strategy of maximizing the deductibility of the compensation we pay to our executives. However, we intend to retain the flexibility to take actions that we consider to be in the best interests of Ambac and our stockholders and which may be based on considerations in addition to tax deductibility.

WHAT ARE THE ELEMENTS OF EXECUTIVE COMPENSATION?

    We compensate our executives through base salary, bonus (paid in a combination of cash and restricted stock units) and long-term incentive awards in the form of stock options. We target total compensation for our executive officers so that at least 60% (and in the case of the Chairman, 75%) consists of bonus and long term incentive awards. In this way, a significant portion of the value ultimately realized by the executives will depend upon Ambac's performance and can be considered "at risk."

    Our executives participate in a retirement plan, health plan, savings incentive plan and other voluntary benefit plans that we make available to all Ambac employees generally. We also provide our executives, and all Ambac employees who are eligible, with nonqualified savings incentive and pension plans. We also provide our executives with a voluntary deferred compensation arrangement, which is similar to those typically offered to executives by the corporations with which we compete for talent.

    Ambac has also entered into management retention agreements with our executive officers to provide for certain payments and other benefits if they are terminated following a change in control of Ambac. These agreements, and the employment agreement with Ambac's Chief Executive Officer, which includes comparable change in control provisions, are discussed elsewhere in the Proxy Statement.

HOW DID WE DETERMINE BASE SALARIES FOR 2000?

IN GENERAL              We annually review the base salaries of our executives
                        to determine if adjustments are appropriate to ensure that their salaries are competitive and that they reflect the executive's increased responsibilities as Ambac grows.

                        For executives other than the Chief Executive Officer, we also consider the recommendations of Mr. Lassiter, Ambac's Chairman and Chief Executive Officer.

COMPARATIVE DATA        In conducting our review for 2000, we considered
                        comparative data prepared by both Ambac's senior human resources officer and by Johnson Associates, Inc., the Committee's outside consultant for executive compensation.

                        The comparison group we chose for compensation purposes (the "COMPARISON GROUP") consisted mainly of our competitors in the financial guarantee insurance industry. The index we chose for our performance graph was the Investor's Business Daily Insurance Property/Casualty/Title Index. This was the publicly available index that we found best corresponded to our business and included the greatest number of companies in the Comparison Group. The performance graph follows this Report in the Proxy Statement.

                        We obtained data for the Comparison Group from a number of sources, including proxy statements, public information available from regulatory agencies and surveys by consulting firms. We used this comparative data as a benchmark in reaching our own determination of what were appropriate salary levels for our executives.

BASE SALARIES OF        The data for the Comparison Group supported an
THE EXECUTIVES          increase in base salaries for 2000 and the
                        Committee accepted Mr. Lassiter's recommendation to increase base salaries for all of the named executives. We note that the base salaries of our executives (excluding the Chief Executive Officer) are generally at or below the median for salaries of executives in the Comparison Group. The base salary for each of the named executive officers is reported in the "Summary Compensation Table" elsewhere in the Proxy Statement.

BASE SALARY OF THE      The Committee increased the base salary of Mr.
CHIEF EXECUTIVE         Lassiter for 2000 by approximately 10% from
OFFICER                 $560,000 to $620,000. We note that Mr. Lassiter's
                        base salary in 2000 was in the median for salaries of chief executive officers in the Comparison
                        Group.

HOW DID WE DETERMINE BONUSES FOR 2000?


2000 OVERALL            In January 2001, the Committee evaluated Ambac's
PERFORMANCE             performance during 2000 under each of the nine
                        categories set out in the EIP: return on equity;
                        core/operating earnings growth; total return to stockholders; expense management; risk management;
                        market share; industry leadership/image building;
                        new products/initiatives; and organizational development/corporate culture. We did not weight the categories but instead arrived at an overall
                        "grade" for corporate performance. We determined
                        Ambac's overall performance to be extremely strong based especially on its excellent performance in the categories of return on equity, core/operating earnings growth, total return to shareholders;
                        expense management, market share and organizational development/corporate culture.

BONUSES FOR THE         The Committee awarded bonus compensation for 2000
EXECUTIVES              to each executive based on the executive's scope of
                        responsibility, individual performance and specific contribution to Ambac's overall performance. We again considered the Chief Executive Officer's recommendations and also took into account the comparative data. The bonus for each of the named executive officers is reported in the "Summary
                        Compensation Table" elsewhere in the Proxy
                        Statement.

                        Under the Ambac Senior Officer Deferred Compensation Sub-Plan of the 1997 Equity Plan, 25% of each executive officer's bonus is paid in RSUs unless the executive officer has satisfied the stock ownership target under the Ambac Stock Ownership Program. An executive who has met the ownership target may elect to receive 25% of his or her bonus in the form of RSUs. Each executive officer is receiving 25% of his bonus in the form of RSUs. Bonus amounts are reported in the Summary Compensation Table elsewhere in this Proxy Statement.

                        The value we ascribed to the RSUs awarded under the Sub-Plan for 2000 was based on a 25% discount from the market value of Ambac's common stock on the date of grant. The Committee decided to discount these RSUs in order to account for vesting requirements and restrictions on transfer of the RSUs. Accordingly, the value we ascribed to the RSUs differs from the amounts reported in the Summary Compensation Table under the column headed "Annual Compensation--Restricted Stock Units", as those amounts, in accordance with SEC requirements, are based on the market price of the Common Stock on the date of grant.


BONUS FOR THE           At our meeting in January 2000, the Committee
CHIEF EXECUTIVE         selected Mr. Lassiter as the only executive to
OFFICER                 participate in the EIP. We then established a
                        formula under the EIP for determining Mr.
                        Lassiter's bonus for the performance year. The formula emphasized return on equity and core earnings growth.


                        In January 2001, we applied the formula and awarded Mr. Lassiter a bonus of $1,240,000. Although we had the authority to award a bonus of less than the amount determined by the formula, in view of Ambac's very strong performance in 2000 under Mr. Lassiter's leadership, we decided to award Mr. Lassiter the maximum amount under the formula. Pursuant to the Sub-Plan, Mr. Lassiter elected to receive 25% of his bonus in the form of RSUs having the terms described above.

                        For 2001, we selected Messrs. Lassiter and Genader as the only executive officers to participate in the EIP.

WHAT WERE THE LONG-TERM INCENTIVE AWARDS IN 2000?

2000 GRANTS             In 2000, we provided long-term incentive awards for
                        executives by granting stock options. These awards provide compensation to executives only if shareholder value increases. We believe these awards focus executives on the Company's long-term success. In determining the number of stock options awarded, we reviewed surveys of similar awards given by companies within the Comparison Group and the executive's past performance. We also considered the number of stock options previously granted to executives.

                        This year, we decided to award, for the first time, performance-based stock options. These options vest only if the share price of Ambac's common stock meets certain targets. For 2000, each of the options granted to the executives will vest in two equal installments when the market price of Ambac common stock meets or exceeds $43.33 and

                        $56.66 for twenty consecutive trading days or no later than the sixth anniversary of the grant date. (Please note that we have adjusted the share price to reflect Ambac's three-for-two stock split in December 2000.) As we have done since 1997, we again limited the term of the stock options to seven years. The number of stock options awarded to each of the executives (including Mr. Lassiter) was in the top quarter of recent awards given by companies within the Comparison Group. The number of stock options awarded to each of the named executive officers is reported in the "Option Grants in 2000" table elsewhere in the Proxy Statement.


STOCK OWNERSHIP         The Committee continues to apply our stock ownership
GUIDELINES              guidelines to all managing directors and executive
                        officers. The guidelines set an appropriate level of ownership of Ambac stock (based on the market value of Ambac common stock) as a multiple of the officer's total cash compensation (base salary plus cash bonus).
                        The multiple ranges from a high of seven times total cash compensation (in the case of Mr. Lassiter) to a low of one and one-half times total cash compensation for managing directors. Messrs. Lassiter, Genader and Bivona have all met their stock ownership guidelines.


                        The Committee believes these guidelines have the positive effect of further aligning the interests of the executives with all stockholders.

                                     THE COMPENSATION AND ORGANIZATION COMMITTEE

                                          Richard Dulude, Chairman
                                          Michael A. Callen
                                          Renso L. Caporali
                                          Jill M. Considine
                                          W. Grant Gregory
                                          C. Roderick O'Neil

March 22, 2001

                               PERFORMANCE GRAPH

    The graph below compares the five-year total return to stockholders (stock price appreciation plus reinvested dividends) for Ambac common stock with the comparable return of two indexes: the Standard & Poor's 500 Stock Index and the Investor's Business Daily Insurance--Property/Casualty/Title Index.

    The graph assumes that you invested $100 in Ambac common stock and in each of the indexes on December 31, 1995, and that all dividends were reinvested. Points on the graph represent the performance as of the last business day of each of the years indicated.


                                     [CHART]

                            12/31/95    12/31/96   12/31/97   12/31/98    12/31/99   12/31/00

Ambac Financial Group, Inc.  $100.0      $143.2     $200.3     $263.9      $230.6     $389.6

S&P 500 Index                 100.0       123.0      164.0      210.9       255.2      232.0

IBD-INS.
Property/Casualty/
Title Index                   100.0       105.0      129.2      103.3        78.5      110.2


    If you had invested $100 in Ambac common stock on the date of our Initial Public Offering (July 18, 1991), your investment would have grown to approximately $925.58 by the end of 2000. This compares with a $100 investment growing to approximately $420.76 in the S&P 500 Index and to approximately $196.26 in the IBD Insurance Index.

    For this computation, we assumed that all dividends were reinvested, just as we did for the five-year total return comparison above.

               DISCUSSION OF PROPOSALS RECOMMENDED BY THE BOARD

PROPOSAL 1: ELECT SEVEN DIRECTORS

    The Board has nominated seven directors for election at the Annual Meeting. Each nominee is currently serving as one of our directors. Mr. Genader was appointed as a director in January 2001. If you re-elect them, they will hold office until the next annual meeting or until their successors have been elected.

    As we noted above, each nominee also serves as a director of Ambac
Assurance.

    We know of no reason why any nominee may be unable to serve as a director. If any nominee is unable to serve, your proxy may vote for another nominee proposed by the Board, or the Board may reduce the number of directors to be elected. If any director resigns, dies or is otherwise unable to serve out his term, or the Board increases the number of directors, the Board may fill the vacancy until the next annual meeting.

                                   NOMINEES


PHILLIP B.              CHAIRMAN OF THE BOARD AND CHIEF EXECUTIVE OFFICER OF
LASSITER                AMBAC AND AMBAC ASSURANCE since April 1991. Mr.
Age 57                  Lassiter also served as President of Ambac and Ambac
Director since 1991     Assurance from August 1992 to January 2001. Mr.
                        Lassiter joined Ambac in 1991 from Citibank, where he was a member of the Policy Committee and Finance
                        Committee and served as Deputy Sector Head for Citibank's North American investment and corporate banking activities. Mr. Lassiter also serves as a director of Diebold Inc. and Worldinsure Limited.

MICHAEL A. CALLEN       PRESIDENT, AVALON ARGUS ASSOCIATES, LLC (financial
Age 60                  consulting) since April 1996. Mr. Callen was Special
Director since 1991     Advisor to the National Commercial Bank located in
                        Jeddah in the Kingdom of Saudi Arabia from April 1993 through April 1996. He was an independent consultant from January 1992 until June 1993, and an Adjunct
                        Professor at Columbia University Business School during
                        1992. He was a director of Citicorp and Citibank and a Sector Executive for Citicorp from 1987 until January
                        1992. Mr. Callen also serves as a director of Intervest
                        Corporation of New York and Intervest Bancshares
                        Corporation.

RENSO L. CAPORALI       RETIRED CHAIRMAN AND CHIEF EXECUTIVE OFFICER OF GRUMMAN
Age 68                  CORPORATION (defense and aerospace). Dr. Caporali was
Director since 1995     Senior Vice President of Raytheon Company (electronics,
                        aircraft, engineering and construction) from April 1995 until he retired in May 1998. Previously, Dr. Caporali had retired in June 1994 as Chairman and Chief
                        Executive Officer of Grumman Corporation. He was
                        Chairman and Chief Executive Officer of Grumman
                        Corporation from July 1990 until June 1994. Dr.
                        Caporali also serves as a director of Bank of Akron.

JILL M. CONSIDINE       CHAIRMAN AND CHIEF EXECUTIVE OFFICER OF THE DEPOSITORY
Age 56                  TRUST & CLEARING CORPORATION since November 1999 and
Director since 2000     Chairman and Chief Executive Officer of The Depository
                        Trust Company (securities depository and clearing house) since January 1999. Prior to joining The
                        Depository Trust Company, Ms. Considine served as the
                        President of the New York Clearing House Association,
                        L.L.C. from 1993 to 1999. Ms. Considine served as a Managing Director, Chief Administrative Officer and as a member of the Board of Directors of American Express
                        Bank Ltd., from 1991 to 1993. Prior to that, Ms.
                        Considine served as the New York State Superintendent of Banks from 1985 to 1991. Ms. Considine also serves as a director of the Atlantic Mutual Insurance
                        Companies and The Interpublic Group of Companies, Inc.

RICHARD DULUDE          RETIRED VICE CHAIRMAN OF CORNING INCORPORATED
Age 68                  (diversified manufacturing). Mr. Dulude was Vice
Director since 1992     Chairman of Corning Incorporated from November 1990
                        until he retired in April 1993. Mr. Dulude was Group
                        President of Corning Incorporated from 1983 until 1990.
                        Mr. Dulude also serves as a director of Landec
                        Corporation.

ROBERT J. GENADER       PRESIDENT AND CHIEF OPERATING OFFICER OF AMBAC AND
Age 54                  AMBAC. In January 2001, Mr. Genader was named as the
Director since January  President and Chief Operating Officer of Ambac and
2001                    Ambac Assurance. From February 2000 to January 2001,
                        Mr. Genader served as Vice Chairman of Ambac's
                        Financial Insurance Business Group. From January 1998 to February 2000, Mr. Genader served as Vice Chairman of the Specialized Finance Division when the Specialized Finance Division and the Public Finance
                        Division were combined to create the Financial
                        Insurance Business Group. Mr. Genader has been a director of Ambac Assurance since 1992. Mr. Genader served as an Executive Vice President of Ambac from 1991 to January 1998 and Ambac Assurance from 1986 to
                        January 1998. He joined Ambac Assurance from Citibank in 1986. Mr. Genader also served as Chairman of the Association of Financial Guaranty Insurors from January
                        1994 to January 1996.

W. GRANT GREGORY        CHAIRMAN OF GREGORY & HOENEMEYER, INC. (merchant
Age 60                  banking) since 1988. Mr. Gregory retired in 1987 as
Director since 1991     Chairman of the Board of Touche Ross & Co., now
                        Deloitte and Touche. Mr. Gregory also serves as a director of DoubleClick Inc., an Internet advertising company. In addition, Mr. Gregory serves as a director of three private companies: yClip.com, an e-commerce enabled incentives company; zUniversity.com, an online network for higher education; and Class.com, an Internet leader in accredited distance learning.


The Board recommends that you vote "FOR" the election of all seven nominees for director.

PROPOSAL 2: RATIFY SELECTION OF KPMG LLP AS INDEPENDENT AUDITORS FOR 2001

    We are asking you to ratify the Board's selection of KPMG LLP, certified public accountants, as independent auditors for 2001. The Audit Committee recommended the selection of KPMG to the Board. KPMG has served as the independent auditors of Ambac Assurance since 1985 and of Ambac since our incorporation in 1991.

    A representative of KPMG will attend the Annual Meeting to answer your questions.

    We are submitting this proposal to you because the Board believes that such action follows sound corporate practice. If you do not ratify the selection of independent auditors, the Board will consider it a direction to consider selecting other auditors for next year. However, even if you ratify the selection, the Board may still appoint new independent auditors at any time during the year if it believes that such a change would be in the best interests of Ambac and our stockholders.


The Board recommends that you vote "FOR" ratification of the selection of KPMG
                     LLP as independent auditors for 2001.

                    INFORMATION ABOUT STOCKHOLDER PROPOSALS

    Under our By-laws, if you wish to nominate a director or bring other business before the stockholders:

   . You must notify the Corporate Secretary in writing not less than 60 days nor more than 90 days before the annual meeting.

   . If we give you less than 70 days' notice of the meeting date, however, you may notify us within 10 days after the notice was mailed or publicly disclosed.

   . Your notice must contain the specific information required in our By-laws.

    Please note that these By-laws requirements relate only to matters you wish to bring before your fellow stockholders at an annual meeting. They do not apply to proposals that you wish to have included in our proxy statement.

    If you wish to submit proposals to be included in our 2001 proxy statement, we must receive them on or before Thursday, November 29, 2001. Please address your proposals to: ANNE G. GILL, CORPORATE SECRETARY, AMBAC FINANCIAL GROUP, INC., ONE STATE STREET PLAZA, NEW YORK, NEW YORK 10004.

    If you would like a copy of our By-laws, we will send you one without charge. Please write to the Corporate Secretary of Ambac.

                              By order of the Board of Directors,

                                        /s/ Anne G.Gill
                                          Anne G. Gill
                         First Vice President, Corporate Secretary and
                                   Assistant General Counsel

March 28, 2001

                                                                      APPENDIX A

                          AMBAC FINANCIAL GROUP, INC.

           CHARTER OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

PURPOSE

The purpose of the Ambac Financial Group, Inc. Audit Committee (the "COMMITTEE") is to understand, assess, and monitor the corporate control environment of Ambac Financial Group, Inc. (the "COMPANY"). The Committee will assist the Board of Directors in fulfilling its oversight responsibilities by reviewing the financial information that is provided to stockholders and others, the systems of internal controls established by management and the Board of Directors, and the audit process of the Company.

The Committee will meet at least three times per year. The Committee will comply with the requirements of the Securities and Exchange Commission (the "SEC") and the New York Stock Exchange (the "NYSE") regarding corporate audit committees.

MEMBERSHIP REQUIREMENTS

The Committee will be comprised of at least three independent directors who are financially literate or who become financially literate within a reasonable period of time. These directors will not have any relationship to the Company that will interfere with their exercise of independent judgment from management and the Company as members of the Committee. At least one member of the Committee will have accounting or related financial management expertise.

PRIMARY DUTIES

In accordance with the SEC requirements, the Committee will provide a report in the Company's proxy statement which states whether the Committee:

   .   reviewed and discussed the audited financial statements with management;

   . discussed with the independent auditors the matters required by Statement on Auditing Standards No. 61 (which requires the outside auditors to communicate to the Committee matters related to the conduct of the audit);

   . received the written disclosures and the letter from the auditors regarding the auditors' independence and discussed the auditors' independence as required by Independent Standards Board Standard No. 1 with the auditors; and

   . recommended to the Board of Directors that the financial statements be included in the Company's annual report on Form 10-K (or 10-KSB) for the last fiscal year for filing with the SEC based upon its discussions with the auditors regarding the auditors' independence.

In accordance with the NYSE requirements, the Committee will:

   . review and reassess the adequacy of the audit committee charter on an annual basis;

   . select, evaluate, and replace the outside auditor, who is ultimately accountable to the Committee and the Board of Directors of the Company (or nominate the outside auditor for stockholder approval in any proxy statement);

   . ensure that the outside auditor submits a formal written statement to the Committee on a periodic basis that delineates all relationships between the outside auditor and the Company;

   . actively discuss with the outside auditor any relationships between the outside auditor and the Company or any other relationships that may impact the objectivity and independence of the outside auditor; and

   . recommend that the Board of Directors takes appropriate action in response to the report of the outside auditor to satisfy itself of the independence of the outside auditor.

In general, the Committee will:

   . review the scope of the annual audit of the Company's financial statements, the fees for the audit and for non-audit services, and the findings and recommendations of the outside auditors;

   . review the Company's accounting practices, internal auditing controls, and business ethics practices, as appropriate, including the monitoring and enforcement of the Company's Code of Business Conduct;

   . review the Company's internal audit function, including the scope of the audits and the findings of the internal auditors;

   . review elements of the Company's financial statements on a periodic basis; and

   . meet with the internal auditors and other personnel of the Company, as appropriate.

In carrying out its responsibilities, the Committee will comply with the SEC and the NYSE audit committee requirements. However, the policies and procedures of the Committee will remain flexible, and the Committee may assume other responsibilities as it deems necessary to ensure that the corporate accounting and reporting practices are appropriate given the circumstances of the Company. The evaluation of the Company's financial statements by the Committee is not of the same quality as the audits performed by the outside auditors, nor does the Committee's evaluation supersede or alter the traditional responsibilities of the Company's management for preparing, or the outside auditors for auditing, the Company's financial statements.

                                 [LOGO] Ambac
                  ONE STATE STREET PLAZA, NEW YORK, NY 10004

                                ---------------------------------------------
                                              VOTE BY TELEPHONE

                                ---------------------------------------------
                                Have your proxy card available when you call the TOLL-FREE NUMBER 1-800-250-9081 using a touch-tone telephone. You will be prompted to enter your Control Number and then you can follow the simple prompts that will be presented to you to record your vote.

                                ---------------------------------------------
                                              VOTE BY INTERNET

                                ---------------------------------------------
                                Have your proxy card available when you access the website HTTP://WWW.VOTEFAST.COM. You will be prompted to enter your Control Number and then you can follow the simple prompts that will be presented to you to record your vote.

                                ---------------------------------------------
                                                VOTE BY MAIL

                                ---------------------------------------------
                                 Please mark, sign and date your proxy card and return it in the POSTAGE-PAID ENVELOPE provided or return it to: Corporate Election Services, PO Box 1150, Pittsburgh, PA 15230.

                                ---------------------------------------------

------------------------  ------------------------   ----------------------
   VOTE BY TELEPHONE          VOTE BY INTERNET             VOTE BY MAIL
 Call Toll-Free using a    Access the website and       Return your proxy
 touch-tone telephone:        cast your vote:          in the postage-paid
     1-800-250-9081       http://www.votefast.com       envelope provided.
------------------------  ------------------------   ----------------------


                       VOTE 24 HOURS A DAY, 7 DAYS A WEEK!

     YOUR TELEPHONE OR INTERNET VOTE MUST BE RECEIVED BY 11:59 P.M. EASTERN
          DAYLIGHT TIME ON APRIL 30, 2001 TO BE COUNTED IN THE FINAL TABULATION.

             ======================================================
               YOUR CONTROL NUMBER IS:
             ======================================================

          Please fold and detach card at perforation before mailing.

AMBAC FINANCIAL GROUP, INC.                                            PROXY
--------------------------------------------------------------------------------
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS FOR THE ANNUAL MEETING OF STOCKHOLDERS ON MAY 1, 2001.

The undersigned hereby appoints Phillip B. Lassiter, Frank J. Bivona and Anne G. Gill, and each of them, proxies, with power of substitution, to vote all shares of Common Stock of Ambac Financial Group, Inc. which the undersigned is entitled to vote at the Annual Meeting of Stockholders to be held on Tuesday, May 1, 2001 at 11:30 a.m., local time, at Ambac's executive offices, One State Street Plaza, New York, New York, and at any adjournments of the Annual Meeting. The proxies have the authority to vote as directed on the reverse side of this card with the same effect as though the undersigned were present in person and voting. The proxies are further authorized in their discretion to vote upon such other business as may properly come before the Annual Meeting and any adjournments of the Annual Meeting. The undersigned revokes all proxies previously given to vote at the Annual Meeting.

                                        --------------------------------------
                                        Signature(s)

                                        --------------------------------------
                                        Signature(s)


                                        IMPORTANT: Please sign EXACTLY as your
                                        name(s) appears on the left. Joint
                                        owners should each sign. If you are
                                        signing as an executor, administrator,
                                        trustee, guardian, attorney or corporate
                                         officer, please give your full title.

                                        Date:                          , 2001
                                             --------------------------

                             YOUR VOTE IS IMPORTANT!

If you do not vote by telephone or Internet, please sign and date this proxy card and return it promptly in the enclosed postage-paid envelope, or otherwise to Corporate Election Services, PO Box 1150, Pittsburgh, PA 15230, so that your shares may be represented at the Meeting. If you vote by telephone or internet, it is not necessary to return this proxy card.

           Please fold and detach card at perforation before mailing.

AMBAC FINANCIAL GROUP, INC.                                             PROXY
------------------------------------------------------------------------------

PLEASE INDICATE BELOW HOW YOU WISH YOUR SHARES TO BE VOTED. UNLESS YOU INDICATE OTHERWISE, YOUR PROXY WILL VOTE "FOR" ALL OF THE PROPOSALS ON THIS CARD. WE CANNOT VOTE YOUR SHARES UNLESS YOU SIGN, DATE AND RETURN THIS CARD.

THE BOARD OF DIRECTORS RECOMMEND THAT YOU VOTE "FOR" ALL PROPOSALS.

1. Elect Seven Directors

   Nominees: (01) Phillip B. Lassiter  (02) Michael A. Callen  (03) Renso L. Caporali  (04)  Jill M. Considine
             (05) Richard Dulude       (06) Robert J. Genader  (07) W. Grant Gregory


      [ ] FOR all nominees listed above.       [ ] WITHHOLD AUTHORITY
          (Except as listed to the contrary        to vote for all nominees
           below.)                                 listed above.

         To withhold authority to vote for any individual nominee, write that nominee's name or number below.

--------------------------------------------------------------------------------

2. Ratify Selection of KPMG LLP as Independent Auditors for 2001.

     [ ] FOR      [ ] AGAINST      [ ] ABSTAIN

                     TO BE SIGNED AND DATED ON REVERSE SIDE